UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement related to Common Stock Offering

On June 23, 2016, Cascadian Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as a representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 35,000,000 shares of its Common Stock (the “Common Stock”) to the Underwriters (the “Common Stock Offering”). The Common Stock will be sold at a per share public offering price of $0.80. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 5,250,000 shares of its common stock. The sale of shares of the Company’s Common Stock is expected to close on June 28, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 60 days after June 23, 2016 without first obtaining the consent of Cowen and Company, LLC.

The Common Stock Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-201317), including the prospectus dated January 7, 2015 contained therein, as the same has been supplemented.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP relating to the legality of the issuance and sale of the Common Stock in this offering is attached as Exhibit 5.1 hereto.

Subscription Agreement and Placement Agent Agreement related to Series D Preferred Stock Offering

On June 23, 2016, the Company entered into a subscription agreement (the “Subscription Agreement”) with purchasers affiliated with BVF Partners L.P. (collectively, “BVF”), which are existing stockholders of the Company and affiliated with a member of the Company’s board of directors, pursuant to which the Company directly sold an aggregate of 17,250 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) to BVF (the “Registered Direct Offering”). The Series D Preferred Stock was sold at a per share price of $800.00 per share. The Registered Direct Offering is expected to close on or about June 28, 2016.

Additionally, on June 23, 2016, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Cowen and Company, LLC, on behalf of the several placement agents named therein (collectively, the “Placement Agents”), relating to the sale and issuance by the Company of the Series D Preferred Stock directly to investors in the Registered Direct Offering. Subject to the terms and conditions contained in the Placement Agent Agreement, the Placement Agents used their commercially reasonable best efforts to solicit from such investors an offer to purchase an aggregate of approximately $13.8 million of Series D Preferred Stock, but do not have any obligations to buy any shares of Series D Convertible Preferred Stock from the Company nor are the Placement Agents required to arrange the purchase or sale of any shares of Series D Preferred Stock. The Company has agreed to pay the Placement Agents a placement fee equal to $276,000.

The rights, preferences and privileges of the Series D Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, which the Company expects to file with the Delaware Secretary of State on or before June 28, 2016. Each share of Series D Convertible Preferred Stock is convertible into 1,000 shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting Series D Convertible Preferred Stock into shares of the Company’s Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the shares of the Company’s Common Stock then issued and outstanding, which percentage may changed at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to the Company. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series D Convertible Preferred Stock will receive a payment equal to $0.0001 per share of Series D Convertible Preferred Stock before any proceeds are distributed to holders of Common Stock, pari passu with any distribution of proceeds to holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and after any distribution of proceeds to holders of Class UA Preferred Stock. Shares of Series D Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series D Convertible Preferred Stock will be required to amend the terms of the Series D Convertible Preferred Stock. Shares of Series D Convertible Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series D Convertible Preferred Stock;

•	on parity with the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series D Convertible Preferred Stock; and

•	junior to the Company’s Class UA Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series D Convertible Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

The Registered Direct Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-201317), including the prospectus dated January 7, 2015 contained therein, as the same has been supplemented.

A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Placement Agent Agreement is attached hereto as Exhibit 1.2 and is incorporated herein by reference. A form of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the terms of the Subscription Agreement and the Placement Agent Agreement and the rights, preferences and privileges of the Series D Convertible Preferred Stock are qualified in their entirety by reference to such exhibits. A copy of the opinion of Fenwick & West LLP relating to the legality of the issuance and sale of the securities in this offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

The Company expects to receive aggregate net proceeds from the sale of Common Stock and Series D Preferred Stock of approximately $39.4 million, after deducting underwriting and placement agent fees and commissions and estimated offering expenses.

On June 23, 2016, the Company issued a press release announcing the matters described above. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 23, 2016.

1.2	Placement Agent Agreement, dated June 23, 2016.

4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

5.1	Opinion of Fenwick & West LLP

10.1	Form of Subscription Agreement.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated June 23, 2016

Forward-Looking Statements

In order to provide the Company’s investors with an understanding of its current results and future prospects, this Current Report on Form 8-K contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the Company’s intention to conduct an offering of securities.

Forward-looking statements involve risks and uncertainties related to the Company’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including the ability to manage successfully and complete the offering, the general economic and/or market conditions and the factors set forth in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the Company’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer

Date: June 23, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 23, 2016.

1.2	Placement Agent Agreement, dated June 23, 2016.

4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

5.1	Opinion of Fenwick & West LLP

10.1	Form of Subscription Agreement.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated June 23, 2016